Exhibit 99.1

FORUM MERGER CORPORATION

BALANCE SHEET

	April 12,	Pro Forma	Pro Forma
	2017	Adjustments	Totals
		(unaudited)	(unaudited)
ASSETS
Current assets:
Cash	$578,490	$-	$578,490
Prepaid expenses and other current assets	24,400	-	24,400
Total Current Assets	602,890	-	602,890

Cash held in Trust Account	151,500,000	22,725,000	174,225,000
Total Assets	$152,102,890	$22,725,000	$174,827,890

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accrued offering costs	$7,700	$-	$7,700
Advance from related party	350	-	350
Total Liabilities	8,050	-	8,050

Commitments and Contingencies
Common stock subject to possible redemption, 14,563,844 and 16,813,844 shares at redemption value	147,094,829	22,725,000	169,819,829

Stockholders' Equity:
Preferred stock, $0.0001 par value; 1,000,000 authorized; none issued and outstanding	-	-	-
Class A Common stock, $0.0001 par value; 40,000,000 shares authorized; 1,141,156 and 1,231,156 shares issued and outstanding (excluding 14,563,844 and 16,813,844 shares subject to possible redemption)	114	9	123
Class F Common stock, $0.0001 par value; 5,000,000 shares authorized; 4,312,500 shares issued and outstanding	431	-	431
Additional paid-in capital	5,002,202	(9)	5,002,193
Accumulated deficit	(2,736)	-	(2,736)
Total Stockholders' Equity	5,000,011	-	5,000,011
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$152,102,890	$22,725,000	$174,827,890